Board of Directors
Nematron Corporation


We consent to the use of our report incorporated herein by reference included in Form 10-KSB/A-2 for the year ended September 30, 1995 and to the reference to our firm under the heading "Experts" in the prospectus.


                                       KPMG Peat Marwick LLP


Detroit, Michigan
May 2, 1996